EXHIBIT 10.2

GUARANTY AGREEMENT

from

CONSOLIDATED WATER CO. LTD.

to

THE BOARD OF WATER SUPPLY, CITY AND COUNTY OF HONOLULU

Dated as of

June 2, 2023

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TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS AND INTERPRETATION

SECTION 1.1.DEFINITIONSA-2

SECTION 1.2.INTERPRETATIONA-2

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

SECTION 2.1.REPRESENTATIONS AND WARRANTIES OF THE GUARANTORA-4

ARTICLE III
GUARANTY COVENANTS

SECTION 3.1.GUARANTY TO THE BWSA-5

SECTION 3.2.RIGHT OF BWS TO PROCEED AGAINST GUARANTORA-5

SECTION 3.3.GUARANTY ABSOLUTE AND UNCONDITIONALA-5

SECTION 3.4.DEFENSES, SET-OFFS AND COUNTERCLAIMSA-7

SECTION 3.5.WAIVERS BY THE GUARANTORA-7

SECTION 3.6.PAYMENT OF COSTS AND EXPENSESA-8

SECTION 3.7.SUBORDINATION OF RIGHTSA-8

SECTION 3.8.SEPARATE OBLIGATIONS; REINSTATEMENTA-8

SECTION 3.9.TERMA-8

ARTICLE IV
GENERAL COVENANTS

SECTION 4.1.MAINTENANCE OF CORPORATE EXISTENCEA-9

SECTION 4.2.ASSIGNMENTA-9

SECTION 4.3.QUALIFICATION IN HAWAIIA-9

SECTION 4.4.CONSENT TO JURISDICTIONA-9

SECTION 4.5.BINDING EFFECTA-9

SECTION 4.6.AMENDMENTS, CHANGES AND MODIFICATIONSA-10

SECTION 4.7.LIABILITYA-10

SECTION 4.8.NOTICESA-10

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GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is made and dated as of June 2, 2023, between Consolidated Water Co. Ltd., a limited company organized and existing under the laws of the Cayman Islands (together with any permitted successors and assigns hereunder, the “Guarantor”), and the Board of Water Supply of the City and County of Honolulu, Hawaii (the “BWS”).

RECITALS

The BWS and Kalaeloa Desalco LLC, a limited liability company organized and existing under the laws of the State of Hawaii (the “DBOM Contractor”), have entered into a Service Agreement for the Kalaeloa Seawater Desalination Facility, Design, Build, Operate and Maintain Project, dated as of June 2, 2023, as amended from time to time (the “Service Agreement”), whereby the DBOM Contractor has agreed to obtain governmental approvals for, design, construct, start up, commission, acceptance test, operate, maintain, repair and replace a water treatment plant and related facilities, all as more particularly described therein.

The DBOM Contractor is an indirect subsidiary of the Guarantor.

Performance by the BWS and the DBOM Contractor of their obligations under the Service Agreement will result in a direct and substantial benefit to the Guarantor.

The BWS will enter into the Service Agreement only if, concurrently with its execution and delivery by the DBOM Contractor, the Guarantor guarantees the performance by the DBOM Contractor of all of the DBOM Contractor’s Obligations under the Service Agreement as set forth in this Guaranty Agreement.

In order to induce the execution and delivery of the Service Agreement by the BWS and in consideration thereof, the Guarantor agrees as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.  DEFINITIONS.  For the purposes of this Guaranty Agreement, the following words and terms shall have the respective meanings set forth as follows.  Any other capitalized word or term used but not defined herein is used as defined in the Service Agreement.

“Obligations” means the amounts payable by, and the covenants and agreements of, the DBOM Contractor pursuant to the terms of the Service Agreement.

“Transaction Agreement” means any agreement entered into by the DBOM Contractor or the BWS in connection with the transactions contemplated by the Service Agreement, including the Service Agreement and any supplements thereto.

SECTION 1.2.  INTERPRETATION.  In this Guaranty Agreement, unless the context otherwise requires:

(A)References Hereto.  The terms “hereto”, “hereby”, “hereof”, “herein”, “hereunder” and any similar terms refer to this Guaranty Agreement, and the term “hereafter” means after, and the term “heretofore” means before, the date of execution and delivery of this Guaranty Agreement.

(B)Plurality.  Words importing the singular number mean and include the plural number and vice versa.

(C)Persons.  Words importing persons include firms, companies, associations, general partnerships, limited partnerships, trusts, business trusts, corporations and other legal entities, including public bodies, as well as individuals.

(D)Headings.  The table of contents and any headings preceding the text of the Articles, Sections and subsections of this Guaranty Agreement shall be solely for convenience of reference and shall not constitute a part of this Guaranty Agreement, nor shall they affect its meaning, construction or effect.

(E)Entire Agreement.  This Guaranty Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated by this Guaranty Agreement.  Except as provided in the Service Agreement with respect to the BWS Indemnitees, nothing in this Guaranty Agreement is intended to confer on any person other than the Guarantor, the BWS and their permitted successors and assigns hereunder any rights or remedies under or by reason of this Guaranty Agreement.

(F)Counterparts.  This Guaranty Agreement may be executed in any number of original counterparts.  All such counterparts shall constitute but one and the same Guaranty Agreement.

(G)Applicable Law.  This Guaranty Agreement shall be governed by and construed in accordance with the applicable laws of the State of Hawaii.

(H)Severability.  If any clause, provision, subsection, Section or Article of this Guaranty Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of any such clause, provision, subsection, Section or Article shall not affect any of the remaining provisions hereof, and this Guaranty Agreement shall be construed and enforced as if such

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Guaranty Agreement Article I - Definitions and Interpretation

invalid portion did not exist provided that such construction and enforcement shall not increase the Guarantor’s liability beyond that expressly set forth herein.

(I)Approvals.  All approvals, consents and acceptances required to be given or made by any party hereto shall be at the sole discretion of the party whose approval, consent or acceptance is required.

(J)Payments.  All payments required to be made by the Guarantor hereunder shall be made in lawful money of the United States of America.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

SECTION 2.1.  REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.  The Guarantor hereby represents and warrants that:

(1)Existence and Powers.  The Guarantor is a limited company duly organized, validly existing and in good standing under the laws of the Cayman Islands, with the full legal right, power and authority to enter into and perform its obligations under this Guaranty Agreement.

(2)Due Authorization and Binding Obligation.  This Guaranty Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights from time to time in effect and equitable principles of general application.

(3)No Conflict.  To the best of its knowledge, neither the execution nor delivery by the Guarantor of this Guaranty Agreement nor the performance by the Guarantor of its obligations in connection with the transaction contemplated hereby or the fulfillment by the Guarantor of the terms and conditions hereof: (a) conflicts with, violates or results in a breach of any law or governmental regulation applicable to the Guarantor; (b) conflicts with, violates or results in a breach of any term or condition of the Guarantor’s corporate charter or by-laws or any order, judgment or decree, or any contract, agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of its properties or assets are bound, or constitutes a default under any of the foregoing; or (c) will result in the creation or imposition of any material encumbrance of any nature whatsoever upon any of the properties or assets of the Guarantor except as permitted hereby.

(4)No Approvals Required.  No approval, authorization, order or consent of, or declaration, registration or filing with, any Governmental Body is required for the valid execution and delivery of this Guaranty Agreement by the Guarantor or the performance of its payment or other obligations hereunder, except as such shall have been duly obtained or made.

(5)No Litigation.  Except as disclosed in writing to the BWS, there is no Legal Proceeding, at law or in equity, before or by any Governmental Body pending or, to the best of the Guarantor’s knowledge, overtly threatened or publicly announced against the Guarantor, in which an unfavorable decision, ruling or finding could reasonably be expected to have a material and adverse effect on the validity, legality or enforceability of this Guaranty Agreement against the Guarantor, or on the ability of the Guarantor to perform its obligations hereunder.

(6)No Legal Prohibition.  The Guarantor has no knowledge of any Applicable Law in effect on the date as of which this representation is being made which would prohibit the performance by the Guarantor of this Guaranty Agreement and the transactions contemplated by this Guaranty Agreement.

(7)Service Agreement.  The Guarantor is fully aware of and consents to the terms and conditions of the Service Agreement.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Guaranty Agreement Article II - Representations and Warranties of the Guarantor

(8)Consideration.  This Guaranty Agreement is made in furtherance of the purposes for which the Guarantor has been organized, and the assumption by the Guarantor of its obligations hereunder will result in a material benefit to the Guarantor.

ARTICLE III

GUARANTY COVENANTS

SECTION 3.1.  GUARANTY TO THE BWS.  The Guarantor hereby absolutely, presently, irrevocably and unconditionally guarantees to the BWS for the benefit of the BWS (1) the full and prompt payment when due of each and all of the payments required to be credited or made by the DBOM Contractor under the Service Agreement (including all amendments and supplements thereto) to, or for the account of, the BWS, when the same shall become due and payable pursuant to this Guaranty Agreement, and (2) the full and prompt performance and observance of each and all of the Obligations.  Notwithstanding the unconditional nature of the Guarantor’s obligations as set forth herein, the Guarantor shall have the right to assert the defenses provided in Section 3.4 hereof against claims made under this Guaranty Agreement.

SECTION 3.2.  RIGHT OF BWS TO PROCEED AGAINST GUARANTOR.  This Guaranty Agreement shall constitute a guaranty of payment and of performance and not of collection, and the Guarantor specifically agrees that in the event of a failure by the DBOM Contractor to pay or perform any Obligation guaranteed hereunder, the BWS shall have the right to proceed first and directly against the Guarantor under this Guaranty Agreement and without proceeding against the DBOM Contractor or exhausting any other remedies against the DBOM Contractor which the BWS may have.  Without limiting the foregoing, the Guarantor agrees that it shall not be necessary, and that the Guarantor shall not be entitled to require, as a condition of enforcing the liability of the Guarantor hereunder, that the BWS: (1) file suit or proceed to obtain a personal judgment against the DBOM Contractor or any other person that may be liable for the Obligations or any part of the Obligations; (2) make any other effort to obtain payment or performance of the Obligations from the DBOM Contractor other than providing the DBOM Contractor with any notice of such payment or performance as may be required by the terms of the Service Agreement or required to be given to the DBOM Contractor under Applicable Law; (3) foreclose against or seek to realize upon any security for the Obligations; or (4) exercise any other right or remedy to which the BWS is or may be entitled in connection with the Obligations or any security therefor or any other guarantee thereof, except to the extent that any such exercise of such other right or remedy may be a condition to the Obligations of the DBOM Contractor or to the enforcement of remedies under the Service Agreement.  Upon any unexcused failure by the DBOM Contractor in the payment or performance of any Obligation and the giving of such notice or demand, if any, to the DBOM Contractor and the Guarantor as may be required in connection with such Obligation and this Guaranty Agreement, the liability of the Guarantor shall be effective and shall immediately be paid or performed.  Notwithstanding the BWS’s right to proceed directly against the Guarantor, the BWS (or any successor) shall not be entitled to more than a single full performance of the Obligations in regard to any breach or non-performance thereof.

SECTION 3.3.  GUARANTY ABSOLUTE AND UNCONDITIONAL.  The obligations of the Guarantor hereunder are absolute, present, irrevocable and unconditional and shall remain in full force and effect until the DBOM Contractor shall have fully discharged the Obligations in accordance with their respective terms and conditions, and, except as provided in Section 3.4, shall not be subject to any counterclaim, set-off, deduction or defense (other than full and strict compliance with, or release, discharge or satisfaction of, such Obligations) based on any claim that the Guarantor may have against the DBOM Contractor, the BWS or any other person.  Without limiting the foregoing, the obligations of the Guarantor hereunder shall not be released, discharged or in any way modified by reason of any of the following (whether with or without notice to, knowledge by, or further consent, of the Guarantor):

(1)the extension or renewal of this Guaranty Agreement or the Service Agreement up to the specified Terms of each agreement;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Guaranty Agreement Article III - Guaranty Covenants

(2)any exercise or failure, omission or delay by the BWS in the exercise of any right, power or remedy conferred on the BWS with respect to this Guaranty Agreement or the Service Agreement except to the extent such failure, omission or delay gives rise to an applicable statute of limitations defense with respect to a specific claim;

(3)any permitted transfer or assignment of rights or obligations under the Service Agreement or under any other Transaction Agreement by any party thereto, or any permitted assignment, conveyance or other transfer of any of their respective interests in the Project or in, to or under any of the Transaction Agreements;

(4)any permitted assignment for the purpose of creating a security interest or mortgage of all or any part of the respective interests of the BWS or any other person in any Transaction Agreement or in the Project;

(5)any renewal, amendment, change or modification in respect of any of the Obligations or terms or conditions of any Transaction Agreement;

(6)any failure of title with respect to all or any part of the respective interests of any person in the Project Site or the Project;

(7)the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, moratorium, arrangement, composition with creditors or readjustment of, or other similar proceedings against the DBOM Contractor or the Guarantor, or any of the property of either of them, or any allegation or contest of the validity of this Guaranty Agreement or any other Transaction Agreement in any such proceeding (it is specifically understood, consented and agreed to that, to the extent permitted by law, this Guaranty Agreement shall remain and continue in full force and effect and shall be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted and as if no rejection, stay, termination, assumption or modification has occurred as a result thereof, it being the intent and purpose of this Guaranty Agreement that the Guarantor shall and does hereby waive all rights and benefits which might accrue to it by reason of any such proceeding);

(8)except as permitted by Section 4.1 or 4.2 hereof, any sale or other transfer by the Guarantor or any Affiliate of any of the capital stock or other interest of the Guarantor or any Affiliate in the DBOM Contractor now or hereafter owned, directly or indirectly, by the Guarantor or any Affiliate, or any change in composition of the interests in the DBOM Contractor;

(9)any failure on the part of the DBOM Contractor for any reason to perform or comply with any agreement with the Guarantor;

(10)the failure on the part of the BWS to provide any notice to the Guarantor which is not required to be given to the Guarantor pursuant to this Guaranty Agreement and to the DBOM Contractor as a condition to the enforcement of Obligations pursuant to the Service Agreement;

(11)any failure of any party to the Transaction Agreements to mitigate damages resulting from any default by the DBOM Contractor or the Guarantor under any Transaction Agreement;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Guaranty Agreement Article III - Guaranty Covenants

(12)the merger or consolidation of any party to the Transaction Agreements into or with any other person, or any sale, lease, transfer, abandonment or other disposition of any or all of the property of any of the foregoing to any person;

(13)any legal disability or incapacity of any party to the Transaction Agreements; or

(14)the fact that entering into any Transaction Agreement by the DBOM Contractor or the Guarantor was invalid or in excess of the powers of such party.

Should any money due or owing under this Guaranty Agreement not be recoverable from the Guarantor due to any of the matters specified in subparagraphs (1) through (14) above, then, in any such case, such money, together with all additional sums due hereunder, shall nevertheless be recoverable from the Guarantor as though the Guarantor were principal obligor in place of the DBOM Contractor pursuant to the terms of the Service Agreement and not merely a guarantor and shall be paid by the Guarantor forthwith subject to the terms of this Guaranty Agreement.  Notwithstanding anything to the contrary expressed in this Guaranty Agreement, nothing in this Guaranty Agreement shall be deemed to amend, modify, clarify, expand or reduce the DBOM Contractor’s rights, benefits, duties or obligations under the Service Agreement.  To the extent that any of the matters specified in subparagraphs (1) through (6) and (8) through (14) would provide a defense to, release, discharge or otherwise affect the DBOM Contractor’s Obligations, the Guarantor’s obligations under this Guaranty Agreement shall be treated the same.

SECTION 3.4.  DEFENSES, SET-OFFS AND COUNTERCLAIMS.  Notwithstanding any provision contained herein to the contrary, the Guarantor shall be entitled to exercise or assert any and all legal or equitable rights or defenses which the DBOM Contractor may have under the Service Agreement or under Applicable Law (other than bankruptcy or insolvency of the DBOM Contractor and other than any defense which the DBOM Contractor has expressly waived in the Service Agreement or the Guarantor has expressly waived in Section 3.5 hereof or elsewhere hereunder), and the obligations of the Guarantor hereunder are subject to such counterclaims, set-offs or deductions which the DBOM Contractor is permitted to assert pursuant to the Service Agreement, if any.

SECTION 3.5.  WAIVERS BY THE GUARANTOR.  The Guarantor hereby unconditionally and irrevocably waives:

(1)notice from the BWS of its acceptance of this Guaranty Agreement;

(2)notice of any of the events referred to in Section 3.3 hereof, except to the extent that notice is required to be given as a condition to the enforcement of the Obligations;

(3)to the fullest extent lawfully possible, all notices which may be required by statute, rule of law or otherwise to preserve intact any rights against the Guarantor, except any notice to the DBOM Contractor required pursuant to the Service Agreement or Applicable Law as a condition to the performance of any Obligation;

(4)to the fullest extent lawfully possible, any statute of limitations defense based on a statute of limitations period which may be applicable to guarantors (or parties in similar relationships) which would be shorter than the applicable statute of limitations period for the underlying claim;

(5)any right to require a proceeding first against the DBOM Contractor;

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Guaranty Agreement Article III - Guaranty Covenants

(6)any right to require a proceeding first against any person or the security provided by or under any Transaction Agreement except to the extent such Transaction Agreement specifically requires a proceeding first against any person (except the DBOM Contractor) or security;

(7)any requirement that the DBOM Contractor be joined as a party to any proceeding for the enforcement of any term of any Transaction Agreement;

(8)the requirement of, or the notice of, the filing of claims by the BWS in the event of the receivership or bankruptcy of the DBOM Contractor; and

(9)all demands upon the DBOM Contractor or any other person and all other formalities the omission of any of which, or delay in performance of which, might, but for the provisions of this Section 3.5, by rule of law or otherwise, constitute grounds for relieving or discharging the Guarantor in whole or in part from its absolute, present, irrevocable, unconditional and continuing obligations hereunder.

SECTION 3.6.  PAYMENT OF COSTS AND EXPENSES.  The Guarantor agrees to pay the BWS on demand all Fees and Costs, incurred by or on behalf of the BWS in successfully enforcing by Legal Proceeding observance of the covenants, agreements and obligations contained in this Guaranty Agreement against the Guarantor, other than the Fees and Costs that the BWS incurs in performing any of its obligations under the Service Agreement, or other applicable Transaction Agreement where such obligations are a condition to performance by the DBOM Contractor of its Obligations.

SECTION 3.7.  SUBORDINATION OF RIGHTS.  The Guarantor agrees that any right of subrogation or contribution which it may have against the DBOM Contractor as a result of any payment or performance hereunder is hereby fully subordinated to the rights of the BWS hereunder and under the Transaction Agreements and that the Guarantor shall not recover or seek to recover any payment made by it hereunder from the DBOM Contractor until the DBOM Contractor and the Guarantor shall have fully and satisfactorily paid or performed and discharged the Obligations giving rise to a claim under this Guaranty Agreement.

SECTION 3.8.  SEPARATE OBLIGATIONS; REINSTATEMENT.  The obligations of the Guarantor to make any payment or to perform and discharge any other duties, agreements, covenants, undertakings or obligations hereunder shall: (1) to the extent permitted by Applicable Law, constitute separate and independent obligations of the Guarantor from its other obligations under this Guaranty Agreement; (2) give rise to separate and independent causes of action against the Guarantor; and (3) apply irrespective of any indulgence granted from time to time by the BWS.  The Guarantor agrees that this Guaranty Agreement shall be automatically reinstated if and to the extent that for any reason any payment or performance by or on behalf of the DBOM Contractor is rescinded or must be otherwise restored by the BWS, whether as a result of any proceedings in bankruptcy, reorganization or similar proceeding, unless such rescission or restoration is pursuant to the terms of the Service Agreement, or any applicable Transaction Agreement or the DBOM Contractor’s enforcement of such terms under Applicable Law.

SECTION 3.9.  TERM.  This Guaranty Agreement is valid, binding and enforceable upon the date of execution and delivery hereof and shall remain in full force and effect until all of the Obligations of the DBOM Contractor have been fully paid and performed.

ARTICLE IV

GENERAL COVENANTS

SECTION 4.1.  MAINTENANCE OF CORPORATE EXISTENCE.

(A)  Consolidation, Merger, Sale or Transfer.  The Guarantor covenants that during the term of this Guaranty Agreement it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it unless the successor is the Guarantor and the conditions contained in clause (2) below are satisfied; provided, however, that the Guarantor may consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve if: (1) the successor entity (if other than the Guarantor) (a) assumes in writing all the obligations of the Guarantor hereunder and, if required by law, is duly qualified to do business in the State of Hawaii, and (b) delivers to the BWS an opinion of counsel to the effect that its obligations under this Guaranty Agreement are legal, valid, binding and enforceable subject to applicable bankruptcy and similar insolvency or moratorium laws; and (2) any such transaction does not result in a Material Adverse Change, as defined in Section 21.1 of the Service Agreement or if such transaction results in a Material Adverse Change, as defined in Section 21.1 of the Service Agreement, the DBOM Contractor or the Guarantor provides credit enhancement as required by Section 21.1 of the Service Agreement.

(B)Continuance of Obligations.  If a consolidation, merger or sale or other transfer is made as permitted by this Section, the provisions of this Section shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section.  No such consolidation, merger or sale or other transfer shall have the effect of releasing the initial Guarantor from its liability hereunder unless a successor entity has assumed responsibility for this Guaranty Agreement as provided in this Section, and if such transaction results in a Material Adverse Change, as defined in Section 21.1 of the Service Agreement, the DBOM Contractor or the successor Guarantor shall provide credit enhancement as required by Section 21.1 of the Service Agreement.

SECTION 4.2.  ASSIGNMENT.  Except as provided in Section 4.1, this Guaranty Agreement may not be assigned by the Guarantor without the prior written consent of the BWS.

SECTION 4.3.  QUALIFICATION IN HAWAII.  The Guarantor agrees that, so long as this Guaranty Agreement is in effect, if required by law, the Guarantor will be duly qualified to do business in the State of Hawaii.

SECTION 4.4.  CONSENT TO JURISDICTION.  The Guarantor irrevocably:  (1) agrees that any Legal Proceeding related to this Guaranty Agreement or to any rights or relationship between the parties arising therefrom shall be solely and exclusively initiated and maintained in the State courts located in Honolulu, Hawaii, having appropriate jurisdiction therefor; (2) consents to the jurisdiction of such courts in any such Legal Proceeding; and (3) waives any objection which it may have to the laying of the jurisdiction of any such Legal Proceeding in any such court.

SECTION 4.5.  BINDING EFFECT.  This Guaranty Agreement shall inure to the benefit of the BWS and its permitted successors and assigns and shall be binding upon the Guarantor and its successors and assigns.

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Guaranty Agreement Article IV - General Covenants

SECTION 4.6.  AMENDMENTS, CHANGES AND MODIFICATIONS.  This Guaranty Agreement may not be amended, changed or modified or terminated and none of its provisions may be waived, except with the prior written consent of the BWS and the Guarantor.

SECTION 4.7.  LIABILITY.  It is understood and agreed to by the BWS that nothing contained herein shall create any obligation of, or right to look, to any director, officer, employee or stockholder of the Guarantor (or any Affiliate of the Guarantor) for the satisfaction of any obligations hereunder, and no judgment, order or execution with respect to or in connection with this Guaranty Agreement shall be taken against any such director, officer, employee or stockholder.

SECTION 4.8.  NOTICES.

(A)  Procedure.  All notices, demands or written communications given pursuant to the terms of this Guaranty Agreement shall be: (1) in writing and delivered in person; (2) transmitted by certified mail, return, receipt requested, postage prepaid or by overnight courier utilizing the services of a nationally-recognized overnight courier service with signed verification of delivery; or (3) given by facsimile transmission, if a signed original is deposited in the United States mail within two days after transmission.  Notices shall be deemed given only when actually received at the address first given below with respect to each party.  Either party may, by like notice, designate further or different addresses to which subsequent notices shall be sent.

(B)BWS Notice Address.  Notices required to be given to the BWS shall be addressed as follows:

Honolulu Board of Water Supply 630 South Beretania Street Honolulu, Hawaii 96843 Attn: Ernest Y.W. Lau, P.E. Manager and Chief Engineer Telephone No.: (808) 748-5061 Email Address: elau@hbws.org with a copy to:

Honolulu Board of Water Supply

630 South Beretania Street

Honolulu, Hawaii 96843
Attn: Barry Usagawa

Program Administrator, Water Resources Division
Telephone No.: (808) 748-5900

Email Address: busagawa@hbws.org

(C)Guarantor Notice Address.  Notices required to be given to the Guarantor shall be addressed as follows:

Consolidated Water Co. Ltd.

Regatta Office Park
Windward Three, 4th Floor
West Bay Road, P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
Attn: Frederick W. McTaggart

President
Telephone No.: (345) 945-4277

Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Guaranty Agreement Article IV - General Covenants

Email Address: fmctaggart@cwco.com
with a copy to: Duane Morris LLP 1875 NW Corporate Boulevard Suite 300 Boca Raton, FL 33431 Attn: Driscoll R. Ugarte, P.A. Telephone No.: (561) 962-2139 Email Address: drugarte@duanemorris.com

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Board of Water Supply, City and County of Honolulu Kalaeloa Seawater Desalination Facility Design-Build-Operate-Maintain Project	Guaranty Agreement Article IV - General Covenants

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be executed in its name and on its behalf by its duly authorized officer as of the date first above written.

CONSOLIDATED WATER CO. LTD., as Guarantor

By: /s/ Frederick W. McTaggart _____________

Name: Frederick W. McTaggart ______________

Title: President and Chief Executive Officer __

Accepted and Agreed to by:
Board of Water Supply, City and County of Honolulu
By: /s/ Ernest Y.W. Lau, P.E.
Name: Ernest Y.W. Lau, P.E.
Title: Manager and Chief Engineer
APPROVED AS TO FORM AND LEGALITY
Board of Water Supply, City and County of Honolulu
By: /s/ Geoffrey M. Kam
Name: Geoffrey M. Kam
Title: Deputy Corporation Counsel

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GUARANTY AGREEMENT

GUARANTOR ACKNOWLEDGMENT

STATE OF FLORIDA    )

: SS.

COUNTY OF BROWARD    )

On this 9th day of May, 2023 before me appeared

Frederick W. McTaggart to me known to be the person described in and who, on the date set forth above did in fact sign his/her name before me, and being by me duly sworn, did say that he isPresident and Chief Executive Officer of Consolidated Water Co. Ltd. the Guarantor named in the foregoing instrument, and that he/she/they is/are authorized to sign said 16 page instrument entitled Guaranty Agreement and dated May 9, 2023 on behalf of the Guarantor, and acknowledges that he/she/they executed said instrument as the free act and deed of the Guarantor.

/s/ Michael Latchan

(Notary Seal)Notary Public

State of Florida

My commission

expires: December 18, 2024

D-17